UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2019

The Crypto Company

(Exact name of registrant as specified in its charter)

Nevada	000-55726	46-4212105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22809 Pacific Coast Highway, Malibu, CA	90265
(Address of principal executive offices)	(Zip Code)

(424) 228-9955

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2019, Ivan Ivankovich provided notice to The Crypto Company (the “Company”) that he will be stepping down as the Company’s Treasurer and Chief Financial Officer, effective December 6, 2019.

Ron Levy, the Company’s Chief Executive Officer, Chief Operating Officer and a member of the Company’s Board of Directors, will act as the Company’s Interim Chief Financial Officer until a new Chief Financial Officer is appointed. Mr. Levy, 59, has served as the Company’s Chief Executive Officer and a Director since May 2018. Mr. Levy has also served as the Company’s Chief Operating Officer since June 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CRYPTO COMPANY
Date: December 5, 2019
	By:	/s/ Ron Levy
	Name:	Ron Levy
	Title:	Chief Executive Officer, Chief Operating Officer and Secretary

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